Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8, No. 333-92356) pertaining to the Penford Corporation 1994 Stock Option Plan,

(2)	Registration Statement (Form S-8, No. 033-88946) pertaining to the Penford Corporation Savings and Stock Ownership Plan,

(3)	Registration Statement (Form S-8, No. 333-133160) pertaining to the Penford Corporation 2006 Long-term Incentive Plan,

(4)	Registration Statement (Form S-8, No. 033-58799) pertaining to the 1994 Stock Option Plan, and

(5)	Registration Statement (Form S-8, No. 333-23433) pertaining to the 1994 Stock Option Plan;
of our report dated November 9, 2006, with respect to the consolidated financial statements of Penford Corporation, our report dated November 9, 2006, with respect to Penford Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Penford Corporation included in this Annual Report (Form 10-K) of Penford Corporation.

/s/Ernst & Young LLP
ERNST & YOUNG LLP

Denver, Colorado
November 9, 2006